SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 17, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On April 17, 2009, Hotel Outsource Management International, Inc. (“HOMI”) entered into a loan agreement with a related party, Daniel Cohen, President of HOMI. Pursuant to this loan agreement, Mr. Cohen will loan HOMI $150,000 for a maximum period of four months. This loan bears interest at a rate of 6% per annum.  At HOMI’s option, the loan and accrued interest may be converted into HOMI common stock at a rate per share equal to the price that will be offered to shareholders in HOMI's proposed future rights offering.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1                      Loan Agreement by and between HOMI and Daniel Cohen dated April 17, 2009

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

April 20, 2009		Hotel Outsource Management International, Inc.

	By:	/s/Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer